                                                                  EXHIBIT 10.11

                     BINGHAM FINANCIAL SERVICES CORPORATION
                             1997 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


     Bingham Financial Services Corporation, a Michigan corporation (the "Company"), upon the recommendation of the Company's Board of Directors (the "Board") and pursuant to that certain 1997 Stock Option Plan adopted by the Company's Board of Directors (the "Plan") and approved by its shareholders, and in consideration of the services to be rendered to the Company or its subsidiaries by _______________ ("_________________________"), hereby grants, as of __________________ (the "Date of Grant"), _________________________ the
option to purchase __________________ (___________) shares (the "Option") of the Company's common stock, (the "Shares"), at a price of ___________________ Dollars ($_________) per share (the "Option Price"), on the terms and conditions contained in this Stock Option Agreement (the "Agreement") and subject to all the terms and conditions of the Plan, which are incorporated by reference herein. The Option is designated as a Non-Qualified Stock Option, Incentive Stock Option or Performance Based Option as defined in the Plan, and the Option Price specified above shall not be less than eighty-five percent (85%) of the fair market value of a share of common stock at the time the Stock Option is granted.


                            I.   EXERCISE OF OPTION

     _________________________ may exercise this Option at any time on or after the first date specified below, but in no event later than ______________________, subject only to prior termination or modification of the Plan and in accordance with and subject to any percentage limitations contained in this Section I and the expiration provisions contained in Section
IV:

           (a) 33 1/3% of the Shares, or any lesser part thereof, on or after the Date of Grant, or in the case of an officer of the Corporation, six months on or after the Date of Grant;

           (b) An additional 33 1/3% of the Shares, or any lesser part thereof, on or after the date which is one (1) year from the grant of the Option; and

           (c) The final 33 1/3% of the Shares, or any lesser part thereof, on or after the date which is two (2) years from the grant of the Option.

Any Shares not purchased by _________________________ at the time
_________________________ is first eligible to exercise the Option for such Shares, as determined by this Section I, may be purchased by
_________________________ at any time thereafter but, in no event, later than
___________________.



                              II.  TRANSFERABILITY

     This Option may not be transferred by _________________________, except by will or the laws of descent and distribution or pursuant to the terms of a domestic relations order, as defined in Section 414(p)(1)(B) of the Internal Revenue Code of 1986, which satisfies the requirements of Section 414(p)(1)(A) of the Internal Revenue Code of 1986 (a "Qualified Domestic Relations Order"). During _________________________'s life, this Option shall be exercisable only by

_________________________ (or _________________________'s personal representative or attorney-in-fact) or the alternate payee named in a Qualified Domestic Relations Order pursuant to and in accordance with the terms and conditions contained in this Agreement. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever, and is not subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms of this Agreement, shall be void and of no effect.


                            III.  MANNER OF EXERCISE

     This Option may be exercised, in accordance with Section I above, by delivery (personally or by certified or registered mail in accordance with Section VII. below) of a written notice to the Company's Secretary specifying the number of Shares to be purchased and accompanied by payment for those Shares and any applicable withholding taxes. At the election of _________________________, such payment may be made in cash, check, or by delivery of certificate(s) representing Shares of the Company's common stock previously held by _________________________, duly endorsed for transfer, or shares issuable to _________________________ pursuant to the exercise of the Option. The Administrator may also permit payment to be made in such other manner as the Administrator deems appropriate and in compliance with applicable law. Any shares delivered to the Company in payment of the aggregate Option Price shall be valued at the fair market value of the Company's shares, such valuation to be equal to the average of the highest and lowest selling price for the Company's stock quoted on the Composite Tape for New York Stock Exchange Listed Companies for the date of _________________________'s exercise of the Option or any part thereof (or if no sales are reported on that date, for the first date prior to the exercise date upon which a sale was reported). Unless otherwise provided by the Administrator, if _________________________ is, at the time of exercise, an Officer as defined in the Plan, the Company shall withhold the appropriate number of Shares, rounded up to the next whole number, as are determined by the Administrator to have a Fair Market Value equal to the amount required to satisfy applicable withholding taxes. If _________________________ is not an Officer at the date of exercise, he may elect to have Shares withheld or may deliver cash or a check to pay the withholding taxes. The Option shall be exercised in accordance with such administrative regulations as the Administrator of the Plan shall from time to time adopt.


                                IV.  EXPIRATION


     All unexercised rights under the Option shall expire on the date specified in Section I above or on the date specified in this Section IV in the event that _________________________'s employment is terminated.

           (a) Upon termination of _________________________'s employment with the Company or a subsidiary due to _________________________'s death, the right to exercise the Option shall be accelerated and shall accrue as of the date of _________________________'s death, and may be exercised by _________________________'s executor, administrator or the person to whom the rights under the Option shall pass by _________________________'s will or by the laws of descent and distribution, within one (1) year from the date of _________________________'s death.

           (b) Upon the termination of _________________________'s employment with the Company or its subsidiaries for "cause," as defined in the Plan, this Option, to the extent not exercised, shall lapse and be of no further force or effect whatsoever. Upon such lapse, _________________________ shall not be entitled nor have the right to purchase any additional Shares under the Plan or, to the extent not exercised before such termination, pursuant to this Agreement.

           (c) Upon termination of _________________________'s employment for any reason other than for death or for cause, this Option may be exercised, to the extent it was otherwise exercisable on the date of termination of employment, within ninety (90) days of such termination of employment. In the event of _________________________'s death within the ninety day period following termination of employment, the Option may be exercised by his Beneficiary, to the extent it was otherwise exercisable, within one (1) year of the date of _________________________'s death.


                               V.   NON-ISSUANCE

     The Company shall not be required to issue or deliver any Shares upon _________________________'s exercise of the Option:

           (a) Prior to the admission of such Shares to listing on any public exchange on which the Company's common stock may be listed; or

           (b) Prior to the completion of any proceedings under any applicable state or federal securities law, rule or regulation that the Company or its counsel determines to be necessary or advisable to the issuance of the Shares; or

           (c) Unless such issuance, in the opinion of the Company's counsel, is exempt from federal and state securities registration requirements.

The Company may require _________________________ to represent and agree in writing that if such Shares are issuable under an exemption from registration requirements, the Shares will be "restricted." _________________________ shall not have the rights of a shareholder with respect to the Shares until certificates evidencing the Shares have been issued and delivered to _________________________. While the Company will attempt to process the exercise of the Option as promptly as possible, it cannot guarantee a delivery date for the certificates.


                              VI.  REORGANIZATION

     If prior to the expiration of the Option, the Shares then subject to the Option shall be affected by any recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the common stock of the Company, the Company will appropriately adjust the number and kind of Shares covered by the Option and the Option Price per share as is necessary to prevent dilution or the enlargement of rights which might otherwise result.


                                  VII.  NOTICE

     All notices given pursuant to or in connection with this Agreement shall be in writing and shall be deemed to be duly given when personally delivered or when mailed, if sent by certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, or to such other address as the parties may indicate:


        If to the Company:              Bingham Financial Services Corporation
                                        31700 Middlebelt Road, Suite 125
                                        Farmington Hills, Michigan  48334
                                        ATTN:  Mr. Jeffrey P. Jorissen

        If to ____________________:             ____________________________
                                                ____________________________
                                                ____________________________


        With a Required Copy
        of any Notice to:               Peter Sugar, Esq.
                                        Jaffe, Raitt, Heuer & Weiss
                                        Professional Corporation
                                        One Woodward Avenue, Suite 2400
                                        Detroit, Michigan  48226



                    VIII.  NO RIGHT TO EMPLOYMENT CONFERRED


     Nothing in this Agreement or the Plan shall confer upon _________________________ any right to continue in employment with the Company or a subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate such person's employment at any time.


                               IX.  SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue to be in full force and effect to the maximum extent permitted by law. If the implementation or presence of any provision of this Agreement would or will cause the Plan and thereby the Shares purchased thereunder to not be in compliance with Rule 16b-3 under the Securities Exchange Act of 1934 or any other statutory provision, such Agreement provision shall not be implemented or, at the Company's option following notice, such provision shall be severed from the Agreement as is appropriate or necessary to achieve statutory compliance; provided, however, that the parties hereby agree to negotiate in good faith as may be necessary to modify this Agreement to achieve statutory compliance or otherwise effectuate the intent of the parties following a severance permitted by this Section IX.


                                 X.  AMENDMENT

     This instrument contains the entire Agreement of the parties and may only be amended by written agreement executed by the parties hereto or their respective successors, as permitted by Section II above. Notwithstanding the foregoing, the Administrator may, in its discretion, amend this agreement without the consent of _________________________ in such a manner as it believes will prevent the Option from resulting in "applicable _________________________ remuneration" within the meaning of Section 162(m) of the Internal Revenue Code or regulations thereunder.

                               XI.  GOVERNING LAW

     This Agreement is made and entered into and shall be construed and enforced in accordance with the laws of the State of Michigan.


                                 XII.  HEADINGS

     The section numbers and headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


                          XIII.  ACCEPTANCE OF OPTION

     The exercise of the Option is conditioned upon the acceptance by _________________________ of the terms hereof as evidenced by his or her execution of this Agreement and the return of an executed copy to the Secretary of the Company no later than sixty days after the date set forth in the following paragraph.

     IN WITNESS WHEREOF, this Stock Option Agreement is hereby executed as of
_______________________.


                                "COMPANY"

                                BINGHAM FINANCIAL SERVICES
                                CORPORATION, a Michigan corporation


                                By: __________________________________________
                                        Jeffrey P. Jorissen



                                    __________________________________________